SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 31, 2002
                        (Date of earliest event reported)






                            FRONT PORCH DIGITAL INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                     Nevada
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


         333-16031                                           86-0793960
-----------------------------------                       ------------------
    (Commission File No.)                                  (I.R.S. Employer
                                                          Identification No.)


           20000 Horizon Way, Suite 120, Mt. Laurel, New Jersey 08054
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (856) 439-9950
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Paragraphs (a) and (b) of Item 7, "Financial Statements, Pro Forma Financial Information and Exhibits" is hereby amended to include the following:

a) Financial Statements of Business Acquired (ManagedStorage International France SAS).

     (1)  Audited Financial Statements:                                     Page

          Independent Auditors Report........................................  3

          Balance Sheets as of December 31, 2000 and 2001....................  4

          Statements of Operations for the period ended
           December 31, 2000 and year ended December 31, 2001................  5

          Statements of Cash Flows for the period ended
           December 31, 2000 and year ended December 31, 2001................  6

          Statement of Changes in Shareholders' Deficit for
           the period ended December 31, 2000 and year ended
           December 31, 2001.................................................  7

          Notes to Financial Statements......................................  8


     (2)  Unaudited Financial Statements:                                   Page

          Balance Sheet as of June 30, 2002 (Unaudited)...................... 16

          Statement of Operations for the six months ended
           June 30, 2002 (Unaudited)......................................... 17

          Statement of Cash Flows for the six months ended
           June 30, 2002 (Unaudited)......................................... 18

          Selected Notes to Financial Statements (Unaudited)................. 19


b) Pro Forma Consolidated Financial Information (Unaudited): Page

          Pro Forma Consolidated Statement of Operations
           for the year ended December 31, 2001 (Unaudited).................. 24

          Pro Forma Consolidated Statement of Operations
           for the six months ended June 30, 2002 (Unaudited)................ 25

          Notes to Pro Forma Consolidated Financial
           Statements (Unaudited)............................................ 26

                         REPORT OF INDEPENDENT AUDITORS


To the controlling shareholder
ManagedStorage International France SAS


We have audited the accompanying balance sheets of ManagedStorage International France SAS (the "Company") for the years ended December 31, 2000 and 2001 and the related statements of operations, cash flows, and changes in shareholders' deficit for the period May 1, 2000(formation) through December 31, 2000 and for the year ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ManagedStorage International France SAS at December 31, 2000 and 2001, and the results of its operations and its cash flows for the period May 1, 2000(formation) through December 31, 2000 and for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that ManagedStorage International France SAS will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses and has a working capital deficiency. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


/s/ Ernst & Young, LLP
Denver, Colorado

October 16, 2002

                     MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

                                 BALANCE SHEETS



                                                            DECEMBER 31,
                                                       2000             2001
                                                   ----------------------------
ASSETS
Current assets:
   Cash and cash equivalents                       $ 1,702,711      $   150,689
   Accounts receivable, net of allowance for
     doubtful accounts of $0 and $14,363 at
     December 31, 2000 and 2001, respectively          508,130          867,981
   Due from parent                                          --          762,908
   Other assets                                        344,584          995,986
                                                   ----------------------------
                                                     2,555,425        2,777,564

Property and equipment--net                          1,912,411          971,881
Other assets                                           184,925          158,712
                                                   ----------------------------
Total assets                                       $ 4,652,761      $ 3,908,157
                                                   ============================

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                $ 2,077,232      $   691,039
   Accrued and other current liabilities               646,681          952,098
   Billings in excess of costs and revenue             117,205           89,297
   Due to parent                                       363,315          341,681
   Capital leases payable                               41,065          674,088
                                                   ----------------------------
Total current liabilities                            3,245,498        2,748,203

Capital leases payable, less current portion            79,363          149,358
Other long-term liabilities                                 --           39,445
Due to parent                                        6,018,670       12,645,798
                                                   ----------------------------
Total liabilities                                    9,343,531       15,582,804
                                                   ----------------------------

SHAREHOLDERS' DEFICIT
Common stock, par value 1 Euro per share
   Authorized, issued and outstanding - 500,000
     and 500,000 shares at December 31, 2000
     and 2001, respectively                            471,050          443,000
Accumulated deficit                                 (5,171,806)     (12,512,269)
Accumulated other comprehensive income                   9,986          394,622
                                                   ----------------------------
Total shareholders' deficit                         (4,690,770)     (11,674,647)

                                                   ----------------------------
Total liabilities and shareholders' deficit        $ 4,652,761      $ 3,908,157
                                                   ============================
SEE ACCOMPANYING NOTES.

                     MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

                            STATEMENTS OF OPERATIONS


                                        PERIOD FROM MAY 1
                                         (FORMATION) TO          YEAR ENDED
                                        DECEMBER 31, 2000     DECEMBER 31, 2001
                                        ---------------------------------------

Storage revenues                           $   917,282           $ 3,288,631
Cost of storage revenues                     2,350,302             4,129,911
                                        ---------------------------------------
Gross loss                                  (1,433,020)             (841,280)
                                        ---------------------------------------

Operating expenses:
Selling, general and administrative          3,606,527             5,230,133
Research and development                       156,214                42,989
Restructuring costs                                 --               567,017
Asset impairment                                    --               723,915
                                        ---------------------------------------
Total operating expenses                     3,762,741             6,564,054
                                        ---------------------------------------

Loss from operations                        (5,195,761)           (7,405,334)

Interest income (expense), net                       9               (78,048)
Currency transaction gain                       23,946               142,919
                                        ---------------------------------------
Net loss                                   $(5,171,806)          $(7,340,463)
                                        =======================================




SEE ACCOMPANYING NOTES.

                     MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

                            STATEMENTS OF CASH FLOWS

                                                PERIOD FROM MAY 1
                                                  (FORMATION) TO     YEAR ENDED
                                                   DECEMBER 31,     DECEMBER 31,
                                                      2000              2001
                                                -------------------------------
OPERATING ACTIVITIES
Net loss                                           $(5,171,806)     $(7,340,463)
Adjustment to reconcile net loss to net cash
used in operating activities:
   Depreciation and amortization                       191,548        1,122,148
   Gain on disposal of assets                               --          (13,212)
   Provision for uncollectible accounts                     --           31,944
   Asset impairment                                         --          723,915
   Changes in operating assets and liabilities:
     Increase in accounts and other                   (490,519)        (392,658)
     Receivables
     Increase in other current assets                 (332,633)        (676,331)
     (Increase) decrease in other assets              (178,511)          15,301
     Increase (decrease) in accounts payable         2,005,186       (1,270,784)
     Increase in accrued liabilities                   624,252          346,183
     Increase (decrease) in billings in excess
     of costs and recognized revenue                   113,153          (21,079)
     Increase in other liabilities                          --           39,704
                                                   ----------------------------
Net cash used in operating activities               (3,239,330)      (7,435,332)

INVESTING ACTIVITIES
Purchase of property and equipment                  (1,537,033)        (585,502)
Proceeds from sale of property and equipment                --          281,304
Assets transferred (from) to parent company           (384,346)         189,993
                                                   ----------------------------
Net cash used in investing activities               (1,921,379)        (114,205)

FINANCING ACTIVITIES
Proceeds from issuance of stock                        454,712               --
Proceeds from advances provided by parent            6,160,637        6,651,388
Payment of capital lease obligations                        --         (155,986)
                                                   ----------------------------
Net cash provided by financing activities            6,615,349        6,495,402

Effect of exchange rates on cash and
   cash equivalents                                    248,071         (497,887)
                                                   ----------------------------
Net increase in cash and cash equivalents            1,702,711       (1,552,022)

Cash and cash equivalents at beginning
   of period                                                --        1,702,711
                                                   ----------------------------
Cash and cash equivalents at end of period         $ 1,702,711      $   150,689
                                                   ----------------------------

SUPPLEMENTAL DISCLOSURES OF NON-CASH
   FINANCING ACTIVITY
Cash paid for interest                             $        --      $    24,409
Capital lease obligations incurred in
   connection with the purchase of equipment       $   120,428      $   943,548

SEE ACCOMPANYING NOTES.

                     MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

                  STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

                                                                          ADDITIONAL   ACCUMULATED                         TOTAL
                                                                            PAID-IN    OTHER COMP.    ACCUMULATED      SHAREHOLDERS'
                                                SHARES        AMOUNT        CAPITAL      INCOME         DEFICIT           DEFICIT
                                              --------------------------------------------------------------------------------------
Balance at May 1, 2000 (formation)             500,000      $ 453,922      $     --     $     --     $         --      $    453,922


Net loss                                            --             --            --           --       (5,171,806)       (5,171,806)
Foreign currency translation adjustment             --         17,128            --        9,986               --            27,114
                                                                                                                       -------------
Comprehensive loss                                                                                                       (5,144,692)
                                              --------------------------------------------------------------------------------------
Balance at December 31, 2000                   500,000        471,050            --        9,986       (5,171,806)       (4,690,770)

Net loss                                            --             --            --           --       (7,340,463)       (7,340,463)
Foreign currency translation adjustment
                                                    --        (28,050)           --      384,636               --           356,586
                                                                                                                       -------------
Comprehensive loss                                                                                                       (6,983,877)
                                              --------------------------------------------------------------------------------------
Balance at December 31, 2001                   500,000      $ 443,000      $     --     $394,622     $(12,512,269)     $(11,674,647)
                                              ======================================================================================

                     MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

                          NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION

ManagedStorage International France, a French SOCIETE PAR ACTIONS SIMPLIFEE ("the Company") acquired certain assets, liabilities and employees of SBG Europe S.A., a subsidiary of StorageTek, for $13,837 on May 1, 2000 and additional assets for $173,291 on July 6, 2000.

ManagedStorage International France is a data-storage services provider specializing in storage design, implementation and operation services and content management services throughout the United States and Europe. The Company is legally organized in France, operating in Toulouse, France (transacts business in the local currency) for its main office and in Paris, France, London, Great Britain and Amsterdam, The Netherlands where the Company created two branches, and is a wholly-owned subsidiary of ManagedStorage International, Inc. (the "parent company"). The Company was formed as part of the formation of its parent company in the transaction with Storage Technology Corporation ("StorageTek"). The Company is organized in two main lines of business: (1) a storage service provider business, divided into two main categories: storage on demand and server back-up and (2) a software and services business which includes among other software applications, DIVArchive, a software solution designed to assist media, entertainment and medical companies in the preservation, management and accessing of digital content consisting of large digital data files.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

LIQUIDITY AND MANAGEMENT PLANS

The consolidated financial statements of the Company have been prepared on a going-concern basis, which contemplates the realization of assets and liabilities in the normal course of business. Accordingly, the consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence. The Company has incurred substantial operating losses and has a net capital deficiency. The Company is completely dependent upon continued funding from its parent company. The parent company intends to fund these deficiencies by utilizing its existing cash, cash equivalents, increased cash flows from its business operations and an anticipated third round of financing that is expected to be closed in early 2002.

BASIS OF PRESENTATION

The financial statements presented are for the periods from inception on May 1, 2000 to December 31, 2000 and for the year ended December 31, 2001.

                     MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated on a straight-line basis over their respective estimated useful lives of two to ten years. Equipment recorded under capital leases and leasehold improvements is amortized using the straight-line method over the shorter of the respective lease term or estimated useful life of the asset.

CONCENTRATIONS OF CREDIT RISK

Carrying amounts of financial instruments held by the Company, which include cash equivalents, accounts receivable, accounts payable and accrued expenses, approximate fair value due to their short duration. Financial instruments that potentially expose the Company to a concentration of credit risk principally consist of cash and cash equivalents and accounts receivable. Services provided to four customers represent 74% of revenues generated during fiscal year 2001. Services provided to two customers represent 77% of revenues generated from May 1, 2000 to December 31, 2000. Accounts receivable from these customers were $374,318 and $544,317 at December 31, 2000 and 2001, respectively.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred and include costs to develop, manage and enhance the Company's proprietary technology.

                     MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company accounts for income taxes using the liability method under which deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews the carrying value of long-lived assets, including property and equipment, to determine whether there are any indications of impairment losses. If the assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Recoverability of long-lived assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. During the year ended December 31, 2001, the Company recorded an asset impairment of $723,915.

REVENUE RECOGNITION

Revenue is recognized when all of the following criteria are met: Persuasive evidence of an agreement exists, delivery has occurred or services have been rendered, the sales price is fixed or determinable and collectibility is reasonably assured. Revenues from storage services are recognized at the time the services are provided and are billed on a monthly basis. System integration revenues are recognized using the percentage of completion method by comparing costs of progress completed during the period to total expected costs of the project. A current liability for billings in excess of costs and recognized revenue is recorded for billings sent to customers in which the Company has not yet performed certain services or delivered goods per the billings.

Provisions for estimated losses on contracts are recorded when identified.

STOCK-BASED COMPENSATION

The Company does not have any stock-based incentive plans for its employees. However, its employees are eligible to participate in the stock-based compensation plans of its parent company in the United States. Accordingly, the Company has no stock-based compensation expense for the periods presented.

                     MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCUMULATED OTHER COMPREHENSIVE INCOME

There are no material differences between consolidated net loss and comprehensive loss for the period presented, except for differences related to foreign currency translation adjustments totaling $394,622 at December 31, 2001. The financial statements of the Company, which are prepared using the function local currency (francs and euros) have been translated into United States dollars at the average exchange rate during the year for the statement of operations and the statement of cash flows and year-end rates for the balance sheets.

FOREIGN CURRENCY TRANSACTIONS

The Company also transacts business in currencies other than its functional currency. As such, the Company recognizes foreign currency transaction gain or loss on each individual transaction. For the period ended December 31, 2000 and the year ended December 31, 2001, the Company recorded a foreign currency transaction gain of $23,946 and $142,919, respectively.

3.   ASSET IMPAIRMENT

During 2001, several events occurred that caused significant adverse conditions in the data storage market. Such conditions forced several companies (customers) to downsize their operations in order to survive. Those events, along with the oversupply of data storage equipment in the secondary market, caused the Company, along with its parent company, to evaluate the ongoing value of the equipment associated with its current revenue stream. Based on this evaluation, equipment with a carrying value of $794,442 was impaired in the amount of $723,915. The impairment has adjusted these assets to their estimated fair value and is recorded to the impairment loss within the income statement. Fair value was determined from bids from third parties to purchase the equipment, actual equipment sale transactions and general market information obtained from OEM representatives.

4.   RESTRUCTURING CHARGES

During 2001, as a result of significant adverse market conditions, along with the rapid consumption of cash, the Company announced plans to eliminate numerous positions. As a result approximately 31 employees jobs were terminated. The terminations were dispersed throughout the Company and included positions in sales, operations, finance, human resources, marketing and technical areas. The termination benefits of $567,017 were paid in cash and were charged to restructuring expenses in the statement of operations. Included in the balance sheet at December 31, 2001 is $65,876 of accrued but unpaid restructuring costs.

                     MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

4.   RESTRUCTURING CHARGES (CONTINUED)

In addition, the Company incurred other related restructuring expenses primarily for contract and lease termination fees and related legal costs.

5.   PROPERTY AND EQUIPMENT

Property and equipment, if acquired at the formation date, has been recorded at estimated fair market value at that time. Otherwise, all other property and equipment has been recorded at cost.

Property and equipment consists of the following items:

                                                      AS OF DECEMBER 31,

                                                    2000              2001
                                              ----------------------------------
    Storage equipment                           $ 1,520,253       $ 1,349,181
    Storage software                                 53,224               397
    Furniture, fixtures, computer
      equipment and software                        537,364           237,358
                                              ----------------------------------
    Total                                       $ 2,110,841       $ 1,586,936
    Less accumulated depreciation                  (198,430)         (615,055)
                                              ----------------------------------
    Property and equipment--net                 $ 1,912,411       $   971,881
                                              ==================================

Depreciation expense for the period May 1, 2000 through December 31, 2000 was $198,430. Depreciation expense for the year ended December 31, 2001 was $1,133,306. Included in the balance above is property and equipment under capital lease with a cost of $120,428 and $881,077 and accumulated depreciation of $3,345 and $337,194 at December 31, 2000 and 2001, respectively.

                     MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

6.   COMMITMENTS AND CONTINGENCIES

The Company has employment agreements with certain executives that provide for up to one year of salary upon termination with the Company.

The Company leases facilities and equipment under non cancelable capital and operating leases. Rental expense relating to operating leases was $290,155 and $683,379 for the years ended December 31, 2000 and 2001, respectively. Certain of the operating lease agreements have renewal provisions. Future minimum lease payments as of December 31, 2001 are as follows:

                                                  CAPITAL          OPERATING
    YEAR ENDING DECEMBER 31                        LEASES           LEASES
    ----------------------------------------------------------------------------
    2002                                         $ 734,001       $    357,847
    2003                                           159,380            288,643
    2004                                                --            189,882
    2005                                                --            141,700
    2006                                                --            105,473
                                              ----------------------------------
    Total minimum lease payments                   893,381        $ 1,083,545
                                                               =================
    Less amounts representing interest             (69,935)
                                              ---------------
    Present value of minimum lease payments        823,446

    Less current portion                          (674,088)
                                              ---------------
    Capital lease obligations long term          $ 149,358
                                              ===============


7.   ACCRUED AND OTHER CURRENT LIABILITIES

Accrued and other current liabilities consist of the following items:

                                                         AS OF DECEMBER 31,
                                                       2000             2001
                                                 -------------------------------
    Wages, benefits and payroll taxes               $ 124,012       $ 610,659
    Contract labor                                    153,163          57,068
    Professional service fees                         158,761          62,589
    Equipment maintenance                                  --          14,876
    Collocation fees                                  184,408              --
    Other liabilities                                  26,337         141,030
                                                --------------------------------
                                                      646,681         886,222
    Restructuring costs                                    --          65,876
                                                 -------------------------------
    Total accrued and other current liabilities     $ 646,681       $ 952,098
                                                 ===============================

                     MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

8.   DUE TO PARENT

The Company is a wholly-owned subsidiary of ManagedStorage International, Inc. and is completely dependent on it for its sole source of funding and continued funding of its operating losses. If the Company were to not continue receiving such funding, it would have no other sources of capital available to it and it would likely not be able to continue as a going concern. As of December 31, 2000 and 2001, the Company was indebted to its parent company as follows:

                                                     AS OF DECEMBER 31,
                                                   2000              2001
                                            ------------------------------------
    Due to parent (current portion)            $   363,315       $    341,681
    Due to parent (non-current portion)          6,018,670         12,645,798
                                            ------------------------------------
    Total due to parent                        $ 6,381,985       $ 12,987,479
                                            ====================================

In addition, at December 31, 2001, the Company had a receivable from its parent company totaling $762,908.

At March 31, May 31 and December 1, 2001, in connection with the restructuring and saving plan, the Company transferred assets to its parent company with a carrying value of $189,076 and recorded an intercompany receivable for that amount.

9.   SHARE CAPITAL

The Company has authorized 500,000 shares of capital stock, par value 1 euro per share. At December 31, 2000 and 2001, all 500,000 shares were issued and outstanding. The shares were issued in connection with the acquisition by ManagedStorage International, Inc. on May 1, 2000 described in Note 1 - Organization.

10.  INCOME TAXES

As of December 31, 2001, the Company had foreign net operating loss carryforwards of $12,390,260. The foreign net operating loss carryforwards will expire at various dates through 2006.

Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes consist of the following:

                                                        AS OF DECEMBER 31,
                                                      2000             2001
                                                --------------------------------
Deferred tax assets:
   Net operating loss carryforwards (ordinary)    $ 1,696,094      $ 3,891,804
   Net operating loss carryforwards (evergreen)        56,911          361,773
   Accumulated depreciation                             8,950          303,375
                                                --------------------------------
Deferred tax assets                                 1,761,955        4,556,952

Deferred tax liability                                     --               --
                                                --------------------------------

Total deferred tax assets, net                      1,761,955        4,556,952

Valuation allowance                                (1,761,955)      (4,556,952)
                                                --------------------------------
Net deferred tax assets (liabilities)             $        --      $        --
                                                ================================

                     MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

10.  INCOME TAXES (CONTINUED)

The Company believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realization of the deferred tax assets such that a full valuation allowance has been recorded. The Company will continue to assess the realization of the deferred tax assets based on actual and forecasted operating results.

The following table reconciles the amount which would be provided by applying the 34.33% foreign statutory rate to loss before income tax benefit to income taxes actually provided for the years ended December 31, 2000 and 2001




                                                     YEAR ENDED DECEMBER 31,
                                                       2000           2001
                                                 -------------------------------

Income taxes at federal statutory rate of 34.33%   $(1,688,879)   $(2,544,178)
Effect of permanent differences                             --         15,957
Valuation allowance                                  1,688,879      2,528,221
                                                 -------------------------------
Income tax expense                                 $        --    $        --
                                                 ===============================

11.  RELATED PARTY TRANSACTIONS

In the normal course of business, the Company transacts business with StorageTek, a significant shareholder of its parent company. During the period ended December 31, 2000 and the year ended December 31, 2001, the Company generated revenue through sales of product and services through StorageTek of $504,586 and $90,188, respectively. The Company purchased $772,505 and $413,054 of equipment and services from StorageTek for the period ended December 31, 2000 and the year ended December 31, 2001, respectively.

12.  SUBSEQUENT EVENTS

On July 31, 2002, the Company was acquired by Front Porch Digital, Inc. ("Front Porch"), a publicly traded (OTCBB: FPDI) Delaware corporation with headquarters in Mount Laurel, NJ. In the transaction, Front Porch acquired all of the outstanding shares of capital stock of the Company as well as certain assets of the parent company. Pursuant to the terms of the agreement, Front Porch acquired from the parent company (i) all of the issued and outstanding shares of capital stock of the Company and (ii) certain software and related intellectual property rights, including DIVArchive, a software solution designed to assist media, entertainment and medical companies in the preservation, management and accessing of digital content consisting of large digital data files.

The CEO and shareholder of the parent company is also a shareholder in Front Porch through Equity Pier, a venture capital and management consulting enterprise of which he is the founder and managing partner.

Item 7(a)(2) Unaudited Interim Financial Statements of Business Acquired

                     ManagedStorage International France SAS
                                  Balance Sheet
                                  June 30, 2002

                                   (Unaudited)

ASSETS
Current assets:
   Cash and cash equivalents                                     $    139,666
   Accounts receivable, net of allowance for
     doubtful accounts of $13,613                                   1,480,551
   Due from parent                                                  1,189,959
   Other assets                                                     1,050,241
                                                               -----------------
Total current assets                                                3,860,417

Property and equipment--net                                           307,467
Other assets                                                          167,152
                                                               -----------------
Total assets                                                     $  4,335,036
                                                               -----------------

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                              $    527,393
   Accrued and other current liabilities                            1,273,565
   Due to parent                                                      382,598
   Capital leases payable                                             103,103
                                                               -----------------
Total current liabilities                                           2,286,659

Capital leases payable, less current portion                           16,362
Other long-term liabilities                                            44,168
Due to parent                                                      16,426,746
                                                               -----------------
Total liabilities                                                  18,773,935

SHAREHOLDERS' DEFICIT
Common stock, par value 1 Euro per share
   Authorized, issued and outstanding - 500,000
      and 500,000 shares                                              496,050
Accumulated deficit                                               (13,709,796)
Currency translation loss                                          (1,225,153)
                                                               -----------------
Total shareholders' deficit                                       (14,438,899)

                                                               -----------------
Total liabilities and shareholders' deficit                      $  4,335,036
                                                               =================

SEE ACCOMPANYING NOTES

                     ManagedStorage International France SAS
                             Statement of Operations

                         Six Months Ended June 30, 2002
                                   (Unaudited)

Storage revenues                                                 $ 2,079,780
Cost of storage revenues                                           1,211,908
                                                              -----------------
Gross margin                                                         867,872
                                                              -----------------

Operating expenses:

Selling, general and administrative                                1,687,491
Research and development                                             297,120
Restructuring                                                         26,134
                                                              -----------------
Total operating expenses                                           2,010,745

Loss from operations                                              (1,142,873)

Interest income                                                           17
Interest expense                                                     (25,333)
Currency transaction gain (loss)                                     (29,338)
                                                              -----------------
Net loss                                                         $(1,197,527)
                                                              =================



SEE ACCOMPANYING NOTES.

                     ManagedStorage International France SAS
                             Statement of Cash Flows

                         Six Months Ended June 30, 2002
                                   (Unaudited)

OPERATING ACTIVITIES
Net loss                                                         $(1,197,527)
 Adjustment to reconcile net loss to net cash used
     in operating activities:
   Depreciation and amortization                                     144,684
   Loss on disposal of assets                                         92,879
   Provision for uncollectible accounts                                   --
   Changes in operating assets and liabilities:
     Increase in accounts and other receivables                     (476,526)
     Increase in other current assets                                (31,202)
     Increase in other assets                                          9,642
     Decrease in accounts payable                                   (224,831)
     Increase in accrued liabilities                                 284,449
     Increase in billings in excess of costs and
         recognized revenue                                          (91,238)
                                                              ------------------
Net cash used in operating activities                             (1,489,670)

INVESTING ACTIVITIES
Proceeds from sale of property and equipment                         113,815
Assets transferred to parent company                                  88,731
                                                              ------------------
Net cash used in investing activities                                202,546

FINANCING ACTIVITIES
Proceeds from advances provided by parent                          1,761,880
Payment of capital lease obligations                                 (50,694)
                                                              ------------------
Net cash provided by financing activities                          1,711,186

Effect of exchange rates on cash and
   cash equivalents                                                 (435,085)
Net increase in cash and cash equivalents                            (11,023)

Cash and cash equivalents at beginning
   of period                                                         150,689
                                                              ------------------
Cash and cash equivalents at end of period                       $   139,666
                                                              ==================

Cash paid for interest                                           $    78,247

SEE ACCOMPANYING NOTES.

                   MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

           SELECTED NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

LIQUIDITY AND MANAGEMENT PLANS

The financial statements of the Company have been prepared on a going-concern basis, which contemplates the realization of assets and liabilities in the normal course of business. Accordingly, the financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence. The Company has incurred substantial operating losses and has a net capital deficiency. The Company is completely dependent upon continued funding from its parent company. The parent company intends to fund these deficiencies by utilizing its existing cash, cash equivalents, increased cash flows from its business operations and an anticipated third round of financing that is expected to be closed in early 2002.

BASIS OF PRESENTATION

The financial statements presented are for the interim period for the six months ended June 30, 2002. The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. Management of the Company believes the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal and recurring nature. Operating results for the six months ended June 30, 2002 are not necessarily indicative of the operating results expected for the year ending December 31, 2002.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

                   MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated on a straight-line basis over their respective estimated useful lives of two to ten years. Equipment recorded under capital leases and leasehold improvements is amortized using the straight-line method over the shorter of the respective lease term or estimated useful life of the asset.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews the carrying value of long-lived assets, including property and equipment, to determine whether there are any indications of impairment losses. If the assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Recoverability of long-lived assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset.

REVENUE RECOGNITION

Revenue is recognized when all of the following criteria are met: Persuasive evidence of an agreement exists, delivery has occurred or services have been rendered, the sales price is fixed or determinable and collectibility is reasonably assured. Revenues from storage services are recognized at the time the services are provided and are billed on a monthly basis. System integration revenues are recognized using the percentage of completion method by comparing costs of progress completed during the period to total expected costs of the project. A current liability for billings in excess of costs and recognized revenue is recorded for billings sent to customers in which the Company has not yet performed certain services or delivered goods per the billings. Provisions for estimated losses on contracts are recorded when identified.

STOCK-BASED COMPENSATION

The Company does not have any stock-based incentive plans for its employees. However, its employees are eligible to participate in the stock-based compensation plans of its parent company in the United States. Accordingly, the Company has no stock-based compensation expense for the six months ended June 30, 2002.

ACCUMULATED OTHER COMPREHENSIVE INCOME

There are no material differences between consolidated net loss and comprehensive loss for the period presented, except for differences related to foreign currency translation adjustments totaling a loss of $1,225,153 at June 30, 2002. The financial statements of the Company, which are prepared using the function local currency (francs and euros) have been translated into United States dollars at the average exchange rate during the year for the statement of operations and the statement of cash flows and year-end rates for the balance sheets.

                   MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FOREIGN CURRENCY TRANSACTIONS

The Company also transacts business in currencies other than its functional currency. As such, the Company recognizes foreign currency transaction gain or loss on each individual transaction. For the six months ended June 30, 2002, the Company recorded a foreign currency transaction loss of $29,338.

2.   PROPERTY AND EQUIPMENT

Property and equipment, if acquired at the formation date, has been recorded at estimated fair market value at that time. Otherwise, all other property and equipment has been recorded at cost.

Property and equipment as of June 30, 2002 consists of the following items:

    Storage equipment                                               $ 410,026
    Storage software                                                    3,352
    Furniture, fixtures, computer equipment and software              261,210
                                                                 ---------------
    Total                                                           $ 674,588
    Less accumulated depreciation                                    (367,121)
                                                                 ---------------
    Property and equipment--net                                     $ 307,467
                                                                 ===============

Depreciation expense for the six months ended June 30, 2002 was $142,726. Included in the balance above is property and equipment under capital lease with a cost of $105,424 and accumulated depreciation $55,641 at June 30, 2002.

3.   RELATED PARTY TRANSACTIONS

In the normal course of business, the Company transacts business with StorageTek, a significant shareholder of its parent company. During the six months ended June 30, 2002, the Company generated revenue through sales of product and services through StorageTek of $480,411. The Company also purchased $67,012 of equipment and services from StorageTek for the six months ended June 30, 2002.

                   MANAGEDSTORAGE INTERNATIONAL FRANCE SAS

4.   DUE TO PARENT

The Company is a wholly-owned subsidiary of ManagedStorage International, Inc. and is completely dependent on it for its sole source of funding and continued funding of its operating losses. If the Company were to not continue receiving such funding, it would have no other sources of capital available to it and it would likely not be ability to continue as a going concern. As of June 30, 2002, the Company was indebted to its parent company as follows:


    Due to parent (current portion)                                 $ 382,598
    Due to parent (non-current portion)                            16,426,746
                                                              ------------------
    Total due to parent                                          $ 16,809,344
                                                              ==================

In addition, at June 30, 2002, the Company had a receivable from its parent company totaling $1,189,959.

5.   SUBSEQUENT EVENTS

On July 31, 2002, the Company was acquired by Front Porch Digital, Inc. ("Front Porch"), a publicly traded (OTCBB: FPDI) Delaware corporation with headquarters in Mount Laurel, NJ. In the transaction, Front Porch acquired all of the outstanding shares of capital stock of the Company as well as certain assets of the parent company. Pursuant to the terms of the agreement, Front Porch acquired from the parent company (i) all of the issued and outstanding shares of capital stock of the Company and (ii) certain software and related intellectual property rights, including DIVArchive, a software solution designed to assist media, entertainment and medical companies in the preservation, management and accessing of digital content consisting of large digital data files.

The CEO and shareholder of the parent company is also a shareholder in Front Porch through Equity Pier, a venture capital and management consulting enterprise of which he is the founder and managing partner.

Item 7(b) Pro Forma Financial Information

On July 31, 2002, Front Porch Digital, Inc. ("Front Porch") completed its acquisition (the "Acquisition") of the outstanding shares of Managed Storage International France SAS ("MSI France").

The Pro Forma Consolidated Statements of Income for the year ended December 31, 2001 and the six months ended June 30, 2002 are based on the historical financial statements of Front Porch and MSI France. The acquisition of MSI France has been accounted for using the purchase method of accounting with the results of MSI France included in Front Porch's historical statements of income beginning on the date of acquisition. The Pro Forma Consolidated Statement of Income for the year ended December 31, 2001 has been prepared assuming the acquisition was completed on January 1, 2001.

The Unaudited Pro Forma financial statement information is presented for informational purposes only. The Pro Forma Statements of Income do not purport to represent what Front Porch's actual financial position or results of operations would have been had the acquisition of MSI occurred as of such dates, or to project Front Porch's financial position or results of operations for any period or date, nor does it give effect to any matters other than those described in the notes thereto. The unaudited Pro Forma Statements of Income should be read in conjunction with Front Porch's consolidated financial statements and notes thereto, and the historical financial statements of MSI France which are incorporated by reference in this Current Report on Form 8-K/A.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                          FRONT PORCH DIGITAL, INC.
                  PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 2001
                                 (UNAUDITED)

                                                   Front Porch                       Pro Forma                  Pro Forma
                                                  Digital, Inc.     MSI France      Adjustments     Notes     Consolidated
                                                   -----------     -----------      -----------     -----     ------------
Revenue                                            $ 1,132,154     $ 3,288,631      $        --               $  4,420,785
Cost of revenue                                      1,017,527       4,129,911               --                  5,147,438
                                                   -----------     -----------      -----------               ------------
  Gross margin                                         114,627        (841,280)              --                   (726,653)
Selling, general and administrative expenses         5,094,765       5,230,133                                  10,324,898
Research and development                               656,607          42,989               --                    699,596
Depreciation                                           574,684              --               --                    574,684
Amortization                                         1,892,024              --          240,000      (1)         2,132,024
Restructuring Expense                                                  567,017                                     567,017
Asset impairment                                            --         723,915               --                    723,915
                                                   -----------     -----------      -----------               ------------
Total operating expenses                             8,218,080       6,564,054          240,000                 15,022,134
Income (loss) from operations                      $(8,103,453)    $(7,405,334)     $  (240,000)              $(15,748,787)
                                                   ===========     ===========      ===========               ============

Income (loss) per common share                     $     (0.32)                                               $      (0.48)
                                                   ===========                                                ============

Weighted average number of common
  shares outstanding                                25,008,310                        7,500,000      (2)        32,508,310
                                                   ===========                      ===========               ============

                          Front Porch Digital, Inc.
                  Pro Forma Consolidated Statement of Income
                    For the Six Months Ended June 30, 2002
                                 (Unaudited)

                                                    Front Porch                        Pro Forma                Pro Forma
                                                   Digital, Inc.     MSI France       Adjustments    Notes     Consolidated
                                                   ------------     -----------      ------------    -----     ------------
Revenue                                            $  1,030,349     $ 2,079,780      $         --              $ 3,110,129
Cost of revenue                                         329,386       1,211,908                --                1,541,294
                                                   ------------     -----------      ------------              -----------
   Gross margin                                         700,963         867,872                --                1,568,835
Selling, general and administrative expenses          1,661,484       1,687,491                --                3,348,975
Research and development                                218,777         297,120                --                  515,897
Depreciation                                            306,192              --                --                  306,192
Restructuring Expense                                                    26,134                                     26,134
Amortization                                            117,858              --           120,000     (1)          237,858
                                                   ------------     -----------      ------------              -----------
Total operating expenses                              2,304,311       2,010,745           120,000                4,435,056
Income (loss) from operations                      $ (1,603,348)    $(1,142,873)     $   (120,000)             $(2,866,221)
                                                   ============     ===========      ============              ===========

Income (loss) per common share                     $      (0.06)                                               $     (0.08)
                                                   ============                                                ===========

Weighted average number of common
   shares outstanding                                26,386,128                         7,500,000     (2)       33,886,128
                                                   ============                      ============              ===========

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1) Represents amortization expense for the period related to the recording of the intellectual property as part of the acquisition purchase price paid by Front Porch. Intellectual property of $720,779 was recorded which is being amortized over a three-year period. Amortization of the intellectual property amounts to $20,000 per month.

(2) Represents the inclusion (in calculating earnings per share) of 7.5 million shares of Front Porch common stock issued to ManagedStorage International as consideration for the purchase of MSI France.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      FRONT PORCH DIGITAL INC.


Date:  October 8, 2003                       By: /s/ Matthew Richman
                                                --------------------------------
                                                      Matthew Richman
                                                      Chief Financial Officer
                                                      and Treasurer